EXHIBIT 10.6.6
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             AMENDMENT NO. 6 TO EMPLOYMENT CONTRACT

      AGREED, as of the 13th day of June 1996, between the Federal Agricultural Mortgage Corporation (Farmer Mac) and Michael T. Bennett (you), that the existing employment contract between the parties hereto, dated October 7, 1991, as amended by Amendment to Employment Contract dated as of June 1, 1993, Amendment No. 2 to Employment Contract dated as of January 6, 1994, Amendment No. 3 to Employment Contract dated as of June 1, 1994, Amendment No. 4 to Employment Contract dated as of June 1, 1995 and Amendment No. 5 to Employment Contract dated as of February 8, 1996 (collectively, the Agreement), be and hereby is amended as follows:

      Section 1 and subsection 7(a)(3) of the Agreement are replaced in their entirety with the following new section and subsection, respectively:

      1. Term. The term of your employment shall continue until June 1, 1999 or any earlier effective date of termination pursuant to Paragraph 7 hereof (the "Term").

     7(a) (3) Farmer Mac may terminate your employment without "cause" at any time. Such termination shall become effective on June 1, 1999.

          As amended hereby, the Agreement remains in full force and effect.

Federal Agricultural Mortgage Corporation               Employee



By:   _____________________________
Title:  President